                  THIS MANAGEMENT SERVICES AGREEMENT (the "Agreement") is entered into as of ___________, 1998 (the "Effective Date") by and between _____________ , a _____________ (the "Medical Group"), and BMJ Medical
Management, Inc., a Delaware corporation (the "Management Company").

                                    RECITALS
                                    --------

                  A. The Medical Group is engaged in the business of providing musculoskeletal medical and surgical services and related medical and ancillary services to the general public (the "Medical Practice"). The Medical Group desires to devote its time and effort towards its clinical practice and delivery of patient care and desires to delegate certain administrative and managerial functions related to the Medical Group's practice.

                  B. The Management Company is a corporation engaged in the business of providing management, administrative, financial, information technology, and related services to Medical Groups and professional medical organizations.

                  C. The Management Company and the Medical Group desire to enter into this Agreement, pursuant to which the Management Company will provide certain management, administrative, and other services to the Medical Group.

                  NOW, THEREFORE, the Medical Group and the Management Company hereby agree as follows:

                                    AGREEMENT
                                    ---------

                                    ARTICLE I

                           RELATIONSHIP OF THE PARTIES

1.1      Retention.
         ---------

         The Medical Group retains the Management Company to provide all of the management and related services identified or referenced in Section 3 and as otherwise required by the Medical Group (collectively, the "Management Services"), and the Management Company accepts such retention and will provide the Management Services.

1.2      Exclusivity.
         -----------

         During the term of this Agreement, the Management Company will exclusively provide all management and administrative services utilized by the Medical Group; provided, however, that the Medical Group may, at its sole discretion and cost, enter into contracts for accounting, legal, consulting, or other professional or advisory services. Such services will be in addition to, and not in replacement of, the services provided by the Management Company to the Medical Group.

1.3      Relationship of Parties.
         -----------------------

         The Management Company and the Medical Group intend to act and perform as independent contractors, and this Agreement is not intended to create any partnership, joint venture, or employment relationship between the parties.

1.4      No Referral Obligation.
         ----------------------

         The parties agree that the benefits to the Medical Group hereunder do not require, are not payment for, and are not in any way contingent upon the admission, referral or any other arrangement for the provision of any item or service offered by the Management Company to any of the Medical Group's patients in any facility or laboratory controlled, managed or operated by the Management Company.

1.5      Internal Management of the Medical Group.
         ----------------------------------------

         The Medical Group and its members are responsible for matters involving the internal management, control, or finances of the Medical Group, including the allocation of the Medical Group's income among the Medical Group Physicians, tax planning, and investment planning.

1.6      No Practice of Medicine; No Interference with Professional Judgment.
         -------------------------------------------------------------------

         Notwithstanding the authority granted to the Management Company under this Agreement, the parties agree that the Medical Group will retain the authority to direct the medical, professional and ethical aspect of the Medical Practice. The Management Company will neither exercise control over nor interfere with the physician-patient relationship, which will be maintained strictly between the Medical Group Physicians and their patients. The Medical Group retains full authority over and control of all aspects of its business and affairs that may not legally be carried on by persons other than natural persons who are duly licensed to practice medicine or surgery in the State of _________. To the extent any act or services required of the Management Company by this Agreement should be construed or deemed, by any governmental authority, agency or court, to constitute the practice of medicine, the right to perform such act or service by the Management Company will be deemed waived and unenforceable.

                                   ARTICLE II

                              OPERATIONS COMMITTEE

2.1      Purpose of the Operations Committee.
         -----------------------------------

         The Management Company and the Medical Group will establish a committee (the "Operations Committee") responsible for directing the Management Company in connection with the development of certain specific management and administrative policies for the overall operation of the Medical Group. Any Medical Group Physician or designees of the Management Company may attend meetings of the Operations Committee. The business of the Operations Committee will be conducted in accordance with the policies and procedures described in
Section 2.4 hereof.

2.2      Authoritative Functions of the Operations Committee.
         ---------------------------------------------------

         The Operations Committee will have the authority to bind the Management Company and the Medical Group with respect to the following functions:

                  (a) Approve the annual budgets for: (i) billings and Collections; (ii) Medical Group Costs; (iii) Capital Expenditures to be made by the Management Company in fulfillment of its obligations hereunder; (iv) Operating Costs (which, in the absence of approval by the Operations Committee, will be increased by five percent (5.0%) over the total amount approved for the preceding period);

                  (b) Approve costs and expenses that exceed the Operating Costs budget.

                  (c) Establish parameters and criteria with respect to the establishment and maintenance of relationships with institutional providers and payors and managed care contracts (except with respect to the establishment of professional fees).

                  (d) Establish parameters and criteria with respect to certain activities performed by the Management Company such as billing, claims submission and collections of fees.

                   (e)Approve the acquisition, replacement, relocation, or other disposition of Equipment, approve the integration of new technologies into the Medical Practice as contemplated by Section 3.11, and approve the renovation and expansion of any Medical Group office.

                  (f) Approve the closure or relocation of any Medical Group office..")"

                  (g) Approve New Ancillary Services, New Physicians, and New Medical Offices.

                  (h) Establish parameters and criteria for off-site storage of files and records of the Medical Group.

                  (i) Any other functions that are described in this Agreement or otherwise assigned by the parties that explicitly grant the Operations Committee authority to bind the parties.

2.3      Advisory Functions of the Operations Committee.
         ----------------------------------------------

         The Operations Committee will review, evaluate and make recommendations to the Medical Group and the Management Company with respect to the following matters:

                  (a) Identification of Medical Group subspecialties required for the efficient operation of the Medical Group.

                  (b) Advice regarding all Medical Personnel employment and recruitment contracts to be utilized by the Medical Group.

                  (c) Development of long-term strategic planning plans for the Medical Group.

                  (d) Development of community outreach programs.

                  (e) Establishment of fees for professional services and ancillary services rendered by the Medical Group in accordance with Section 3.15.

                  (f) Access and quality issues pertaining to ancillary services.

                  (g) Insurance limits and insurance coverage of the Medical Group and the Management Company, as related to Medical Group operations and activities.

                  (h) Development of quality assurance and utilization management programs.

                  (i) Any matters arising in connection with the operations of the Medical Group that are not specifically addressed in this Agreement and as to which the Management Company or the Medical Group requests consideration by the Operations Committee.

The recommendations of the Operations Committee with respect to the matters described in this Section 2.3 are non-binding and are intended for the advice and guidance of the Management Company and the

Medical Group. The Management Company and the Medical Group will take such recommendations into account in good faith in carrying out their respective obligations.

2.4      Committee Policies and Procedures.
         ---------------------------------

                  (a) On Schedule 2.4, the parties have named the committee members and the Medical Group has designated a Medical Group Physician to act as Chairman of the Operations Committee, and the Management Company has designated a person to act as Vice Chairman. The Chairman, if present, will preside at all meetings of the Operations Committee. In the absence of the Chairman, the Vice Chairman will preside. Each party may substitute or change its Chairman or Vice Chairman, as the case may be, at any time upon notice to the other party.

                  (b) Unless otherwise agreed to by the parties, the Operations Committee will meet at least once per month. The Operations Committee may hold meetings without call or formal notice at such times and places as the Chairman and Vice Chairman may from time to time determine. A meeting of the Operations Committee also may be called by at least three (3) Medical Group Physicians upon at least three (3) days' written notice to the Chairman and Vice Chairman. Such notice requirement will be deemed waived with respect to any member of the Operations Committee who attends such meeting. The Vice Chairman will keep minutes of all formal actions taken by the Operations Committee.

                  (c) All attendees are entitled to participate in the discussions at any meeting of the Operations Committee, however, in all matters that come before the Operations Committee, the Management Company will have one vote, which will be exercised by the Vice Chairman or his/her designee, and the Medical Group will have one vote, which will be exercised by the Chairman or his/her designee. The affirmative vote of the Chairman (or his/her designee) and the Vice Chairman (or his/her designee) is required for the Operations Committee to act. The Operations Committee may act by written consent without a meeting, provided that both the Chairman and the Vice Chairman must sign any written consent.

                                   ARTICLE III

                               MANAGEMENT SERVICES

3.1      Management Services Generally.
         -----------------------------

                  (a) The Management Company will be the sole and exclusive manager and administrator of all day-to-day business functions for the Medical Group. The Management Company will provide all of the management and administrative services reasonably required by the Medical Group in connection with the provision of Medical Group Services and the operation of the Medical Practice.

                   (b)The Management Company may enter into arrangements with outside services and suppliers as the Management Company reasonably deems necessary in connection with the provision of the Management Services. To the extent permitted by applicable law, such arrangements will be in the name of the Management Company.

                   (c) The Medical Group will not, without the approval of the Operations Committee, reduce its management staff.

3.2      Premises.
         --------

                  (a) As of the Effective Date, the Medical Group leases premises and provides Medical Group Services at the location(s) set forth on
Schedule 3.2. The Management Company will provide management services with respect to such premises including without limitation, negotiation of leases, arranging for necessary repairs, maintenance and improvements, and other reasonably necessary or appropriate services related to the Medical Group's use of the premises. The closing or relocation of any offices of the Medical Group will be subject to the approval of the Operations Committee.

3.3      Equipment.
         ---------

         The Management Company will make available to the Medical Group the furniture, furnishings, trade fixtures, office equipment, and diagnostic and therapeutic medical equipment reasonably required by the Medical Group as determined by the Operations Committee (collectively, the "Equipment"). The Management Company will acquire (or lease), at its cost, the Equipment, and will retain ownership of (or the leasehold interest with respect to) the Equipment; provided, however, that the costs of such Equipment will be charged back to the Medical Group on a depreciated basis over a five-year period and will be included in Operating Costs. As used herein, the term Equipment does not include medical equipment, furniture, furnishings, trade fixtures, and office equipment that is (i) used in connection with a New Ancillary Service or (ii) owned by the Medical Group after the Effective Date. If the Management Company replaces any Equipment (whether owned or leased by the Management Company), the replacement Equipment will be of substantially similar value and quality to the Equipment being replaced.

3.4      Administration, Finance and Accounting.
         --------------------------------------

         The Management Company will provide all administrative, financial, and accounting functions necessary for the operation of the Medical Practice.

3.5      Billing and Collection.
         ----------------------

                  (a) Ownership of all accounts receivable (other than those accrued as of the Effective Date) and other rights to payment arising from the provision by the Medical Group of Medical Group Services and related services to the general public during the Term (the "Accounts") will at all times remain the sole and exclusive property of the Medical Group. The Medical Group appoints the Management Company as its true and lawful attorney-in-fact for the purposes described in this section for the term of this Agreement. The Management Company will create and maintain a depository account in the name of Medical Group with a banking institution selected by the Management Company (the "Medical Group Collections Account"). The Medical Group authorizes the Management Company to make withdrawals from the Medical Group Collections Account, including withdrawals for payment of the Management Fee. If necessary, additional accounts in the names of the Medical Group Physicians may be created for the purpose of collecting payments in compliance with Medicare and Medicaid law. The Medical Group grants the Management Company, as its attorney-in-fact, the right to (i) bill patients and third party payors in the Medical Group's name; (ii) collect accounts receivable resulting from such billing; (iii) receive payments and prepayments from the Medical Group's patients, and any and all other third party payors (including but not limited to insurers, self-insured employers and government programs); (iv) take possession of, endorse in the name of the Medical Group, and deposit into the Medical Group Collections Account any and all checks, insurance payments, cash, cash equivalents and other instruments received for Medical Group Services; (v) make payments for accounts payable on behalf of the Medical Group, including payment of the Management Fee; and (vi) initiate with the consent of the Medical Group, which consent may be withheld by the Medical Group in its sole and absolute discretion, legal proceedings in the name of the Medical Group to collect any Accounts and monies owed to the Medical Group, to enforce the rights of the Medical Group as a creditor under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or their fiscal intermediaries) as third-party payors. The Medical Group will immediately forward to the Management Company for deposit into the Medical Group Collections Account all checks and other payments received by the Medical Group or by any of its partners, equity owners or employees from any patient or third party payor for Medical Group Services rendered during the Term.

                  (b) From time to time at the Management Company's request, the Medical Group will make available to the Management Company one or more authorized of the Medical Group to sign any letters, checks, instruments or other documents on behalf of the Medical Group as may be necessary for the Management Company to take the actions specified in this Section 3.5 and to perform its duties under this Agreement.

                  (c)The Management Company will submit all bills and manage the billing process on a timely basis in accordance with the terms of this Agreement and applicable law; provided that the Medical Group meets its obligations regarding billing and patient encounter information described in
Section 7.3.

                  (d) The Medical Group hereby grants the Management Company a security interest in its Accounts to secure all of the Medical Group's obligations under this Agreement. The Medical Group will execute a financing statement (the "Financing Statement") for the benefit of the Management Company necessary for the Management Company to perfect its interest therein. The Management Company will have the right to grant to any lender (the "Lender") a lien and security interest in and with respect to the Accounts, together with all books, records, computer information and other general intangibles relating thereto (collectively, the "Collateral"), as security for the obligations of the Management Company to the Lender. The Medical Group acknowledges that the Lender is a third party beneficiary of the benefits granted to the Management Company under this Section 3.5(d). The Medical Group will cooperate with the Lender as reasonably requested by the Lender if the Lender seeks to enforce its rights and remedies under its agreement with the Management Company, including granting the Lender access, to the extent permitted by law, to all books and records associated with the Collateral. Neither the Management Company nor the Lender will be required to give the Medical Group any notice in connection with any loan or related financing arrangements affecting the Accounts or other Collateral.

3.6      Administrative Personnel.
         ------------------------

         The Management Company will retain and provide certain non-medical personnel necessary for the conduct of the Medical operations (collectively, "Administrative Personnel"), such as administration, accounting, billing and collection, and clinic support. The Management Company will determine and pay the salaries and fringe benefits of the Administrative Personnel, and will provide other personnel services related to the Administrative Personnel. The Management Company retains the right to hire and terminate any and all Administrative Personnel.

3.7      Technical Personnel; Leased Employees.
         -------------------------------------

                  (a) The Management Company will provide to the Medical Group as leased employees, such Technical Personnel (as defined below) as may reasonably be necessary for the conduct of the Medical Practice. Technical Personnel will be leased to the Medical Group through a leased employee agreement substantially in the form attached hereto as Exhibit A. The Medical Group will be responsible for all services rendered by Technical Personnel.

                  (b) For purposes of this Agreement, "Technical Personnel" means nurses, medical assistants, x-ray technicians, other technicians, and other personnel who perform diagnostic tests or other services that are covered by Medicare or by other third party payors when performed by an employee of a Medical Group under a Medical Group Physician's supervision and whose services are billable under the name of the supervising physician.

                  (c) The Medical Group will exercise, such supervision and control over the activities of the Technical Personnel as may be necessary for the Technical Personnel to be considered leased employees under the Medicare program and under applicable law and to enable a Medical Group Physician to bill for the services of the Technical Personnel.

3.8      Medical Personnel Recruiting.
         ----------------------------

         The Management Company will, upon request by the Operations Committee, assist the Medical Group in recruiting Medical Personnel. "Medical Personnel" means (i) physicians (including fellows and residents, if any) providing professional medical services who are employees or independent contractors of the Medical Group (sometimes referred to herein as "Medical Group Physicians") and (ii) physician assistants or extenders, nurse practitioners, and other health care professionals who provide services that are billable to patients or third party payors under the name of such health care professional (as distinguished from services that are billable under the name of the supervising physician). Expenses incurred in recruiting Medical Personnel will be Medical Group Costs.

3.9      Inventory and Supplies.
         ----------------------

         The Management Company will order and purchase inventory and supplies on behalf of the Medical Group, and such other ordinary or appropriate materials as the Medical Group reasonably deems to be necessary for the Medical Group to carry out its Medical Group Services. The Management Company will make reasonable efforts to ensure that adequate inventory and supplies are at all times available in the Medical Group's office. The Medical Group will remain ultimately responsible for supervising and owning the medical supplies necessary for the Medical Practice.

3.10     Taxes.
         -----

         The Management Company will provide the Medical Group with access to all information necessary for the Medical Group to prepare its tax returns. The Management Company will have no responsibility for the payment of the Medical Group's taxes or the preparation of any income tax returns for the Medical Group or any Medical Group Physician.

3.11     Information Systems Management.
         ------------------------------

                  (a) The Management Company will provide management information systems software to the Medical Group. The software provided by the Management Company will provide general ledger, practice management and disease management programs. The Medical Group will be responsible for the payment of annual or other additional license fees (if any), maintenance and support fees as required to maintain the software, and all telecommunications costs associated with the software and its connection (i) within the Medical Group's facilities and (ii) to the Management Company. Connectivity and hardware expenses, if any, will be depreciated back to the Medical Group over three years and included in Operating Costs. Maintenance and support services for hardware or software may not be terminated without the approval of the Operations Committee.

                  (b) Subject to the approval of the Operations Committee, the Management Company will promote the integration of new technologies into the professional practice of the Medical Group.

3.12     Community Outreach and Education Programs.
         -----------------------------------------

         The Management Company will develop and implement community outreach programs designed to educate the patient population regarding health and wellness issues, the Medical Group, the availability of its medical services, and the Medical Group's participation in various managed care programs. The Medical Group agrees, and will cause Medical Group Physicians to agree, that the Management Company may use the names, business address, business telephone number, and available services of the Medical Group and Medical Group Physicians in such materials.

3.13     Insurance.
         ---------

                  (a) During the Term, the Management Company will, to the extent permitted by applicable law, procure and maintain for the benefit of itself and the Medical Group comprehensive professional liability insurance providing for (a) general liability coverage and (b) medical malpractice coverage with limits of not less than $__________ per claim and with aggregate policy limits of not less than $____________ (or such higher amounts as may be necessary to comply with any regulatory requirement) covering the Medical Group and each of the Medical Personnel, including coverage for claims made after the Effective Date relating to events or occurrences at any time prior thereto. The parties hereto acknowledge that the Management Company is procuring the malpractice insurance referenced herein to ensure that the Management Company has protection if it is sued as a result of an act or omission of an employee of the Medical Group. The Management Company will pay the premiums for such general and medical malpractice liability coverage, which payments will be Operating Costs under this Agreement, subject to recoupment by the Management Company under Section 4.2 hereof. The Management Company will be designated as an additional insured under all such insurance policies. If the Management Company procures comprehensive professional liability insurance having the features described in this Section 3.13 at a cost comparable to the malpractice insurance covering the Medical Group and the Medical Personnel as of the Effective Date, the Medical Group and the Medical Personnel will accept coverage under the insurance so procured by the Management Company. If either (i) applicable law does not permit the Management Company to procure and maintain comprehensive professional liability insurance covering the Medical Group and the Medical Personnel or (ii) the Management Company is unable to procure comprehensive professional liability insurance having the features described in this Section
3.13 at a cost comparable to the malpractice insurance covering the Medical Group and the Medical Personnel as of the Effective Date, the Medical Group hereby covenants to procure and maintain such insurance for the benefit of itself and the Management Company throughout the term of this Agreement.

                  (b) The Management Company may, at its option, obtain a $500,000 life insurance policy for each Medical Group Physician. The Medical Group will, and will cause each Medical Group Physician to, cooperate with the Management Company in the procurement of such policies. The Management Company will be designated as the beneficiary under any such policies. The premiums for such policies will be paid by the Management Company and will not be included as Operating Costs or otherwise charged to the Medical Group.

                  (c) The Medical Group will maintain appropriate levels of insurance coverage for the premises, equipment, and other assets used in connection with the Medical Practice. The Operations Committee will determine the appropriate level and types of coverages, as well as appropriate insurance carriers.

3.14     Files and Records.
         -----------------

                  (a) Patient medical records will at all times be and remain the property of the Medical Group and will be kept at a location that is readily accessible for patient care. To the extent permitted by applicable law, the Management Company will supervise, manage and maintain custody of all files and records relating to the operation of the business of the Medical Group. In accordance with applicable law, the Management Company will preserve the confidentiality of patient medical records and use information contained in such records only for the limited purposes necessary to perform the Management Services. In no event will a breach of such confidentiality be deemed a default under this Agreement if the Management Company acted reasonably and in good faith to protect such confidentiality.

                  (b) All books and records relating to the business operation of the Medical Practice that are not patient medical records ("Business Records") will at all times be the property of the Management Company. The Management Company will maintain custody of the Business Records, and the

Management Company will provide the Medical Group, upon its written request, with copies of any of the Business Records relating to the Management Services performed by the Management Company.

                  (c) Following the termination of this Agreement, the Medical Group will allow (to the extent permitted by law) the Management Company to review and copy the patient medical records and any other pertinent information regarding the Medical Group during the Term. Prior to accessing such patient medical records, the Management Company will obtain any required patient authorization. Following the termination of this Agreement, the Management Company will provide, upon the Medical Group's written request, photocopies of the Business Records to the Medical Group.

3.15     Managed Care Contracts.
         ----------------------

                  (a) Subject to the Management Company's compliance with applicable law and upon the request of the Medical Group, the Management Company will advise the Medical Group with respect to, and negotiate and administer, all contractual arrangements with third parties for the Medical Group's provision of Medical Group Services. No contract or arrangement regarding the provision of or payment for Medical Group Services will be entered into unless the parameters and criteria established by the Operations Committee are met.

                  (b) If the Management Company is not then managing a physician practice group other than the Medical Group in the same market area, the Operations Committee will make recommendations to the Medical Group regarding the fees to be charged for Medical Group Services. If the Management Company is then managing another physician practice group in the same market, the Management Company will advise and consult with the Medical Group regarding the fees for Medical Group Services only to the extent that it will be legally permissible. In such instance, the Medical Group will be solely responsible for establishing the fees for Medical Group Services and the Management Company will have no authority whatsoever with respect to the establishment of such fees. In consulting with the Medical Group, the Management Company may not disclose to the Medical Group or use as a basis for its recommendations to the Medical Group any fee or pricing information for any other medical practice in a market area overlapping in whole or in part with the Medical Group's market area and may not engage in any conduct or activity which might be construed to constitute price fixing or collusion.

                  (c) The Management Company will assist the Medical Group in developing and implementing utilization management programs, and protocols for practice management, disease management and delivery of care.

3.16     Budgets.
         -------

         The Management Company will prepare, for the review and approval of the Operations Committee, annual operating budgets (the "Budgets") reflecting in reasonable detail projected billings, Collections, Medical Group Costs, and Operating Costs (all as hereinafter defined). The Medical Group and the Management Company agree that the Budget(s) attached hereto as Schedule 3.16 is
(are) the Budget(s) for the Medical Group with respect to the time period(s) set forth thereon. All Budgets will be on a calendar year basis. The Management Company will prepare and submit to the Operations Committee all subsequent Budgets on or before December 15 of the year immediately preceding the calendar year for which such Budget is applicable.

                                   ARTICLE IV

                     COSTS, COMPENSATION, AND OTHER PAYMENTS

4.1      Consideration.
         -------------

         In consideration of the Medical Group's entering into this Agreement, the Management Company will pay the Medical Group and to each person identified on Schedule 4.1 the consideration set forth on Schedule 4.1, the allocation of which has been determined and apportioned by the Medical Group.

4.2      Management Fee and Compensation of the Medical Group.
         ----------------------------------------------------

                  (a) Calculation of Management Fee. The compensation payable by the Medical Group to the Management Company for the provision of Management Services under this Agreement (the "Management Fee") will be equal to the sum of
(i) an amount equal to [10-15%] of Collections plus (ii) the total amount of the Operating Costs plus (iii) an amount equal to sixty-six and two-thirds percent (66 2/3%) of the Professional Practice Cost Savings (which will be calculated as described in Exhibit B ) plus (iv) a transition fee of $60,000 per Medical Group Physician for reimbursement of integration costs incurred during the first month of the Term, which is payable in amounts no less than $5,000 per month for the first twelve months of this Agreement plus (v) $500 per Medical Group Physician per month for payroll services and accounts payable services if requested by the Medical Group and if the Management Company agrees to provide such services. Notwithstanding the preceding language of this Section 4.2, the minimum Management Fee for the first five years of this Agreement will be [85% of projected Management Fee] per year.

                  (b) Monthly Payment. On each Payment Date (as hereinafter defined) during the Term, the Management Company will distribute to the Medical Group an amount equal to the gross amount of Collections received during the previous calendar month, less the amount of the Management Fee payable for such month (the "Medical Group Payment"). The Management Company shall no more often than quarterly, reconcile the actual Collections, Management Company Costs and Medical Group Costs since the preceding reconciliation against the Medical Group Payments and Management Fees paid during such period. Any adjustments resulting from any such reconciliations will be added to or subtracted from, as applicable, the next Medical Group Payment.

                  (c) Medical Group Compensation -- Monthly Draw. On each Draw Date (as defined below) during the Term hereof, the Management Company shall distribute to the Medical Group an amount equal to the gross amount of Collections received during the previous calendar month, less the amount of the Management Fee payable for such month.

                  (d) Annual Settlement. On or before January 31 of each year during the Term, the Management Company shall calculate the amount of the Management Fee earned by the Management Company for the previous calendar year. If the total of the Management Fee amounts received by the Management Company during the previous calendar year exceeds the amount of the Management Fee thus determined, the Management Company shall pay to the Medical Group, on or before February 15, an amount equal to such excess. If the Management Fee thus determined exceeds the total of the Management Fee amounts received by the Management Company during such year, the Management Company may retain from current Collections an amount equal to such excess.

                  (e) For purposes of this Agreement --

                           (i) "Collections" means, for any applicable period, all cash or cash equivalents received during such period for Medical Group Services, including amounts received for services rendered prior to the date of this Agreement, and including any capitation payments received during such period, less any refunds paid during such period.

                           (ii) "Draw Date" means the fifth business day after the last day of each calendar month during the term.

                           (iii) "Medical Group Services" means the following services rendered by, through, or on behalf of the Medical Group: all professional services rendered by or under the supervision of any of the Medical Personnel (including professional services rendered in connection with New Ancillary Services); all diagnostic radiology services rendered by or under the supervision of any of the Medical Personnel; all diagnostic tests and other services rendered by Technical Personnel; all other ancillary services (other than New Ancillary Services); all prosthetics, prosthetic devices, orthotics, braces, splints, appliances, and other items and supplies that are billable to patients or to third party payors; and depositions, record review services, court appearances, independent medical exams, and athletic team services.

                           (iv) "Payment Date" means, the fifth business day after the last day of each calendar month during the Term.

                           (v) Collections and Medical Group Services do not include any of the following: New Ancillary Services (excluding professional services rendered by Medical Personnel in connection therewith, which professional services are included under Section 4.2(d)(iii) above); interest income; sublease income, if any; royalties payable to any Medical Group Physician for medical inventions; proceeds from the sale of any capital assets of the Medical Group; or income from investments.

4.3      Medical Group Costs.
         -------------------

         Except as otherwise provided in this Agreement, the Medical Group is responsible for paying all of the costs specified in this Section 4.3 (the "Medical Group Costs"). All Medical Group Costs will be incurred in the name of the Medical Group, and not in the name of the Management Company, and will be paid from an account of the Medical Group and not from any bank account of the Management Company. At the Medical Group's request and expense, the Management Company may coordinate the payment of Medical Group Costs. The Medical Group Costs are as follows:

                  (a) compensation of, including any applicable fringe benefits, all Medical Personnel, including, but not limited to, payroll taxes, workers' compensation, health insurance (including drug coverage), dental insurance, disability insurance, life insurance, 401(k) retirement plan, business buy-out disability insurance and continuing education;

                  (b) the cost of any items which are not required to be provided by the Management Company under this Agreement and/or which were ordered, purchased, or incurred by the Medical Group directly, including but not limited to the cost of accounting, legal, consulting, or other professional or advisory services, business meetings, and business taxes.

4.4      Management Company Costs.
         ------------------------

                  (a) The Management Company will pay all Operating Costs and all Excluded Costs (collectively, the "Management Company Costs"). All Management Company Costs will be incurred in the name of the Management Company, and not in the name of the Medical Group, except as specifically approved by the Medical Group. Management Company Costs will not include any costs or expenses incurred prior to the Effective Date.

                  (b) For purposes of this Agreement, "Operating Costs" means all costs and expenses incurred in connection with the provision of the Management Services, other than costs and expenses defined as Medical Group Costs and any Excluded Costs (as hereinafter defined). If the Medical Group and the Management Company mutually determine that an expenditure not included in the Operating Cost budget needs to be incurred in connection with the provision of Management Services hereunder, such expenditure will be included in Operating Costs for purposes of this Agreement. "Excluded Costs" means all of the following costs and expenses incurred in connection with the provision of the Management Services hereunder:

                           (i)   New Medical Office Start-Up Costs; and

                           (ii) corporate overhead of the Management Company ("Corporate Overhead") except to the extent that all of the following conditions are satisfied:

                                    (A) The Corporate Overhead is incurred in
lieu of an expense that would otherwise be part of Operating Costs;

                                    (B) The amount of such Corporate Overhead
does not exceed the amount of the Operating Costs being eliminated; and

                                    (C) The Corporate Overhead is allocated to
the Medical Group and to all other medical groups utilizing such Corporate Overhead on a pro rata basis.

Any Corporate Overhead that satisfies the conditions set forth in Section 4.4(c)(ii) will be considered Operating Costs.

4.5      New Medical Office Start-Up Costs.
         ---------------------------------

                  (a) Upon the approval of the Operations Committee, a medical office (other than those listed on Schedule 3.2) may be opened (a "New Medical Office"). The Management Company will create a separate division for purposes of accounting for the income, costs, profits, and losses of any New Medical Office ("New Medical Office Division"). The Management Company will pay, to the extent provided herein, all costs associated with the establishment of such New Medical Office other than Medical Group Costs ("New Medical Office Start-Up Costs").

                  (b) Beginning on the day the New Medical Office is first opened for the treatment of patients, the billings, collections, costs and expenses relating to any New Medical Office will be included in the computation of Collections and the Management Fee.

                  (c)If the New Medical Office is profitable (as determined by the Management Company) as of the end of the New Medical Office Start-Up Period, at all times thereafter such New Medical Office will be treated as any other office of the Medical Group. The Management Company, in its sole discretion, may permanently close any New Medical Office if, as of the end of the New Medical Office Start-Up Period, the Management Company determines that New Medical Office is not profitable.

                  (d) Beginning with the month immediately following the expiration of the New Medical Start-Up Period, the Management Company will be entitled to recoup [, out of the profits from the New Medical Office Division,] all of the New Medical Office Start-Up Costs previously paid by the Management Company in sixty (60) equal monthly installments of principal, plus interest on the unrecouped portion of such costs at the actual rate paid by the Management Company to its senior lender.

                  (e) All Equipment utilized at any New Medical Office will be acquired by the Management Company, and will be charged back to the Medical Group on a depreciated basis over a five-year period and will be included in Operating Costs.

                  (f) For purposes of this Agreement, "New Medical Office Start-Up Period" means the period commencing on the date that any costs are incurred in connection with the establishment of a New Medical Office and ending on the last day of the twelfth full calendar month after the New Medical Office first opened for the treatment of patients.

4.6      New Ancillary Services.
         ----------------------

                  (a) For purposes of this Agreement, "New Ancillary Services" means the technical component (but not the professional component) of the following: (i) physical therapy, (ii) magnetic resonance imaging and/or other imaging services (except diagnostic radiology); (iii) orthotics; (iv) new orthopedic technologies; and (v) other revenue-producing services generally recognized as ancillary services, but excluding outpatient surgery and any services provided on a regular basis by the Medical Group immediately prior to the Effective Date. New Ancillary Services do not include the sale or provision of (or services rendered in connection with) prosthetics, prosthetic devices, braces, splints, bone densitometry, appliances, crutches, casts, or any other supplies or similar items which are billable to patients or payors, all of which are to be included in the scope of Medical Group Services.

                  (b) New Ancillary Services may be established only upon approval of the Operations Committee. Such approval will be memorialized in a written agreement executed by the parties (or in a written amendment to this Agreement). The Management Company will agree to provide all of the Management Services in connection with such New Ancillary Service, and will be compensated as described in Section 4.7 below, except as otherwise agreed by the parties. The Medical Group will not provide any New Ancillary Services other than through this Agreement.

4.7      New Ancillary Services Costs.
         ----------------------------

                  (a) Any agreement by the parties to establish a New Ancillary Service will (unless otherwise agreed by the parties) incorporate the following:

                           (i) The Management Company will create a separate division ("New Ancillary Division") for purposes of accounting for the income, costs, profits, and losses of any New Ancillary Service.

                           (ii) Profits and/or losses of any New Ancillary Division will be divided equally between the Medical Group and the Management Company, and all distributions to the Medical Group and to the Management Company will be made in equal amounts to each from available cash (after payment of all currently due obligations incurred in connection with such New Ancillary Division, including, without limitation, any principal and interest amounts then due and payable under Section 4.7(a)(iv) below, and after retention of reasonable reserves) derived from the operation of such New Ancillary Division.

                           (iii) All diagnostic and therapeutic equipment utilized in connection with any New Ancillary Service ("New Ancillary Service Medical Equipment") will be acquired or leased by the Management Company and will be charged back to the Medical Group on a depreciated basis over a five-year period and will be included in Operating Costs.

                           (iv) The Management Company will pay all of the Ancillary Service Start-Up Costs. Beginning with the month immediately following the expiration of the Ancillary Service Start-Up Period, the Management Company will be entitled to recoup all of the Ancillary Service Start-Up Costs previously paid by the Management Company in sixty (60) equal monthly installments of principal, plus interest on the unrecouped portion of such costs at the actual rate paid by the Management Company to its senior lender.

                           (v) The Management Company will provide, in connection with any New Ancillary Service, a full range of management services for a management fee equal to five percent (5%) of the collections from the New Ancillary Service(s). Such management fee will not be included in the calculation used to determine whether the minimum Management Fee has been paid under Section 4.2.

                           (vi) The billings, collections, costs and expenses relating to any New Ancillary Service will not be included in the computations of Medical Group Compensation, the Management Fee, Management Company Costs, New Medical Office Start-Up Costs, or Medical Group Costs.

                  (b) For purposes of this Section 4.7, "Ancillary Service Start-Up Period" means the period commencing on the date that any costs are incurred in connection with the establishment of the New Ancillary Service and ending on the earlier to occur of (i) the last day of the first period of two
(2) consecutive calendar months for which the New Ancillary Service shows a profit (as determined by the Management Company) or (ii) the last day of the twelfth month after the establishment of such New Ancillary Service.

                  (c) For purposes of this Section 4.7, "Ancillary Service Start-Up Costs" means the total of all of the following costs incurred in connection with the establishment of a New Ancillary Service during the Ancillary Service Start-Up Period (whether such costs would otherwise be considered Management Company Costs or Medical Group Costs):

                           (i) All costs of acquiring furniture, fixtures, and office equipment;

                           (ii) All initial occupancy costs, if any, including but not limited to prepaid rent, and tenant improvements;

                           (iii) All costs related to the acquisition of materials and supplies related to the provision of such New Ancillary Service; and

                           (iv) All ongoing costs directly related to the New Ancillary Service, including but not limited to personnel (other than the Medical Personnel) and related benefits, the cost of operating any equipment utilized in providing the service, supplies, insurance, rent, repairs and maintenance, outside services, telephone, taxes, utilities, storage and other ordinary ongoing expenses of providing the New Ancillary Service. If personnel are providing non-medical services to the Medical Group in connection with Medical Group Services and New Ancillary Services, the Management Company will allocate the costs of such personnel.

4.8      New Physician Compensation Costs.
         --------------------------------

                  (a) Notwithstanding anything contained herein to the contrary, during the period beginning on the date a New Physician becomes affiliated with or employed by the Medical Group and ending on the Physician Breakeven Date, the Management Company will be responsible for the payment of all compensation paid to a New Physician (the "New Physician Compensation"). In consideration for paying the New Physician Compensation, the Management Company will receive sixty-six and two-thirds percent (66-2/3%) (such amount being referred to herein as the "New Physician Net Collections") of all collections generated by such New Physician for those Medical Group Services performed by such New Physician. The remaining thirty three and one-third percent (33 1/3%) of the New Physician's collections will belong to the Medical Group. The New Physician's collections will not be included in determining the Medical Group's Collections. From and after the Physician Breakeven Date, the New Physician Compensation will become a Medical Group Cost, and all of the New Physician's collections will be considered Collections of the Medical Group.

                  (b) "New Physician" means, any physician who, at any time after the Effective Date, has been approved by the Operations Committee and becomes affiliated with or employed by the Medical Group. A physician will not be a New Physician for purposes of this Agreement if such physician has entered into an affiliation arrangement with the Management Company (or an affiliate thereof) and is placed into the Medical Group for the convenience of the Medical Group or the Management Company. The Operations Committee will make the final determination as to whether a physician is a New Physician.

                  (c) "Physician Breakeven Date" means, with respect to any New Physician, the date that all New Physician Net Collections (from the date the New Physician became affiliated with or employed by the Medical Group) first equal or exceed (i) the aggregate amount of New Physician Compensation paid to such New Physician through such date plus (ii) the aggregate amount of that portion of the Medical Group Costs and Management Company Costs associated with such New Physician and/or the Medical Group Services provided by such New Physician through such date.

4.9      Outpatient Surgery Centers.
         --------------------------

         If the parties agree to establish an outpatient surgery center or similar venture, the Management Company will form a limited partnership or limited liability company as the joint venture vehicle. In the usual case, the Management Company will own 50% of the joint venture entity and the remaining 50% will be sold to Medical Group Physicians or other persons. The Management Company will retain a management fee of 5% of collections from the surgery center and the net profits from the surgery center will be divided in accordance with the ownership percentages of the parties.

4.10     Review and Audit of Books and Records.
         -------------------------------------

         Each of the parties will have the right, during ordinary business hours and upon reasonable notice, to review and make copies of, or to audit through a qualified certified public accountant approved by the other party (which approval will not be unreasonably withheld), the books and records of the other party relating to the billing, collection, and disbursement of fees, and the determination of costs, under this Agreement. Any such review or audit will be performed at the cost of the requesting party. All documents and other information obtained in the course of such review or audit will be held in strict confidence.

4.11     Start-Up Period.
         ---------------

         The parties acknowledge and agree that, in order to facilitate the transition of responsibilities hereunder, certain requirements and procedures agreed to under this Agreement may be implemented, in whole or in part and at any time during the period commencing on the Effective Date and ending 90 days thereafter (subject to extension by agreement of the Operations Committee), rather than being fully implemented immediately on the Effective Date. Accordingly, the parties further agree that the Management Fee applicable to such period of time will be estimated, subject to adjustments. The parties intend that no material financial advantage or disadvantage will accrue to either party as a result of implementing such requirements and procedures over the course of such start-up period rather than immediately on the Effective Date.

                                    ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF THE MEDICAL GROUP

                  The Medical Group hereby represents and warrants to the Management Company, as of the Effective Date, as follows:

5.1      Organization; Good Standing; Qualification and Power.
         ----------------------------------------------------

         The Medical Group is a professional corporation duly organized, validly existing, and in good standing under the laws of ______________________. The Medical Group has all requisite power and authority to own, lease, and operate its properties, to carry on its business as now being conducted and as proposed to be conducted, to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The Medical Group has delivered to the Management Company a true and correct copy of its articles of incorporation, its bylaws, and its shareholder agreement (or other similar agreements) (collectively, the "Governance Documents"), in effect on the date hereof. The Medical Group will deliver certified copies of such Governance Documents to the Management Company upon the execution of this Agreement.

5.2      Equity Investments.
         ------------------

         Except as set forth on Schedule 5.2, the Medical Group currently has no subsidiaries, nor does the Medical Group currently own any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture, or other entity.

5.3      Authority.
         ---------

         The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Medical Group. This Agreement and the Financing Statement have been duly and validly executed and delivered by the Medical Group and constitute the legal, valid and binding obligations of the Medical Group enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. Neither the execution, delivery or performance of this Agreement by the Medical Group nor the consummation by the Medical Group of the transactions contemplated hereby, nor compliance by the Medical Group with any provision hereof will conflict with or result in a breach of any provision of the Governance Documents, cause a default (with due notice, lapse of time or both), or give rise to any right of termination, cancellation or acceleration, under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license or other instrument, obligation or agreement to which the Medical Group is a party or by which the Medical Group or any of its properties or assets may be bound (with respect to which defaults or other rights all requisite waivers or consents will have been obtained at or prior to the date hereof) or violate any law, statute, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or governmental body applicable to the Medical Group or any of its properties or assets or the Medical Practice. Except as provided on Schedule 5.3, no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery or performance by the Medical Group of this Agreement or the consummation of the transactions contemplated hereby.

5.4      Financial Information.
         ---------------------

         Schedule 5.4 contains the Medical Group's internal statement of assets, liabilities and stockholders' equity of the Medical Practice at _____________, 199__ (the "Balance Sheet"; and the date thereof being referred to as the "Balance Sheet Date"), and the related internal statements of revenue and expenses for the ________-month period then ended (including the notes thereto and other financial information included therein) (collectively, the "Internal Financial Statements"), and (b) the compiled financial statements of the Medical Group for the periods ended December 31, 1997, December 31, 1996, and December 31, 1995 (the "Review Financial Statements"). The Internal Financial Statements and the Review Financial Statements (i) are in accordance with the books and records of the Medical Practice, (ii) are complete and correct in all material respects and fairly present the financial position of the Medical Practice as of the dates thereof.

5.5      Absence of Undisclosed Liabilities.
         ----------------------------------

         Except as set forth on Schedule 5.5, as of the Balance Sheet Date, the Medical Practice did not have any material liability of any nature (matured or unmatured, fixed or contingent, known or unknown) which was not provided for or disclosed on the Balance Sheet, all liability reserves established by the Medical Practice on the Balance Sheet were adequate and there were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March
1975) which were not adequately provided for or disclosed on the Balance Sheet.

5.6      Absence of Changes.
         ------------------

         Except as set forth on Schedule 5.6, since the Balance Sheet Date, the Medical Practice has been operated in the ordinary course and consistent with past practice and there has not been:

                  (a) any material adverse change in the condition (financial or otherwise), assets (including, without limitation, levels of working capital and the components thereof), liabilities, operations, results of operations, earnings, business or prospects of the Medical Practice;

                  (b) any damage, destruction or loss (whether or not covered by insurance) in an aggregate amount exceeding $25,000 affecting any asset or property of the Medical Practice;

                  (c) any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) created or incurred, or any transaction, contract or commitment entered into, by the Medical Practice other than such items created or incurred in the ordinary course of the Medical Practice and consistent with past practice;

                  (d) any payment, discharge or satisfaction of any claim, lien, encumbrance, liability or obligation by the Medical Practice outside the ordinary course of the Medical Practice (whether absolute, accrued, contingent or otherwise and whether due or to become due);

                  (e) any license, sale, transfer, pledge, mortgage or other disposition of any tangible or intangible asset of the Medical Practice except in the ordinary course of the Medical Practice and consistent with past practice;

                  (f) any write-off as uncollectible of any accounts receivable in connection with the Medical Practice or any portion thereof in excess of $5,000 in the aggregate exclusive of all normal contractual adjustments from third party payors;

                  (g) except for all normal contractual adjustments from third party payors, any account receivable in connection with the Medical Practice in an amount greater than $10,000 which (i) has become delinquent in its payment by more than 90 days, (ii) has had asserted against it any claim, refusal to pay or right of set-off, (iii) an account debtor has refused to pay for any reason or with respect to which such account debtor has become insolvent or bankrupt or
(iv) has been pledged to any third party;

                  (h) any cancellation of any debts or claims of, or any amendment, termination or waiver of any rights of material value to, the Medical Practice;

                  (i) any general uniform increase in the compensation of employees of the Medical Group or the Medical Practice (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, deferred compensation arrangement or other plan or commitment) or any increase in compensation payable to any officer, employee, consultant or agent thereof, or the entering into of any employment contract with any officer or employee, or the making of any loan to, or the engagement in any transaction with, any officer of the Medical Group or the Medical Practice;

                  (j) any change in the accounting methods or practices followed in connection with the Medical Practice or any change in depreciation or amortization policies or rates theretofore adopted;

                  (k) any agreement or commitment relating to the sale of any material fixed assets of the Medical Practice;

                  (l) any other transaction relating to the Medical Practice other than in the ordinary course of business of the Medical Practice and consistent with past practice; or

                  (m) any agreement or understanding, whether in writing or otherwise, for the Medical Practice to take any of the actions specified in items (a) through (l) above.

5.7      Tax Matters.
         -----------

                  (a) Except as set forth on Schedule 5.7, (i) all Taxes (as hereinafter defined) relating to the Medical Practice required to be paid by the Medical Group through the date hereof have been paid and all returns, declarations of estimated Tax, Tax reports, information returns and statements required to be filed by the Medical Group in connection with the Medical Practice prior to the date hereof (other than those for which extensions will have been granted prior to the date hereof) relating to any Taxes with respect to any income, properties or operations of the Medical Group prior to the date hereof (collectively, "Returns") have been duly filed; (ii) as of the time of filing, the Returns correctly reflected in all material respects (and, as to any Returns not filed as of the date hereof, will correctly reflect in all material respects) the facts regarding the income, business, assets, operations, activities and status of the Medical Practice and any other information required to be shown therein; (iii) all Taxes relating to the operations of the Medical Practice that have been shown as due and payable by the Medical Group on the Returns have been timely paid and filed or adequate provisions made to the books and records of the Medical Practice; (iv) in connection with the Medical Practice (x) the Medical Group has made provision on the Balance Sheet for all Taxes payable by the Medical Group for any periods that end on or before the Balance Sheet Date for which no Returns have yet been filed and for any periods that begin on or before the Balance Sheet Date and end after the Balance Sheet Date to the extent such Taxes are attributable to the portion of any such period ending on the Balance Sheet Date and (y) provision has been made for all Taxes payable by the Medical Group for any periods that end on or before the date hereof for which no Returns have then been filed and for any periods that begin on or before the date hereof and end after such date to the extent such Taxes are attributable to the portion of any such period ending on such date; (v) no tax liens have been filed with respect to any of the assets of the Medical Practice, and there are no pending tax audits of any Returns relating to the Medical Practice; and (vi) no deficiency or addition to Taxes, interest or penalties applicable to the Medical Group for any Taxes relating to the operation of the Medical Practice has been proposed, asserted or assessed in writing (or any member of any affiliated or combined group of which the Medical Group or any previous operator of the Medical Practice was a member for which the Medical Group could be liable).

                  (b) The Medical Group is not a foreign person within the meaning of ss.1.1445-2(b) of the Regulations under Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code").

                  (c) The Medical Group has provided the Management Company with true and complete copies of all Federal, state and foreign Returns of the Medical Group for the calendar years ending December 31, 1997 and 1996.

                  (d) For purposes of this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to any person or entity, (i) all Federal, state, local and foreign income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all Federal, state, local and foreign gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other Federal, state, local and foreign taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such person or entity and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another person or entity or a member of an affiliated or combined group.

5.8      Litigation, Etc.
         ---------------

         Except as set forth on Schedule 5.8, there are no (a) actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to the best knowledge of the Medical Group, threatened against the Medical Group or any of its Medical Personnel or in connection with the Medical Practice, whether at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or (b) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against the Medical Group, his respective assets or affecting the Medical Practice. The Medical Group has delivered to the Management Company all documents and correspondence relating to matters referred to in said Schedule 5.8.

5.9      Compliance; Governmental Authorizations.
         ---------------------------------------

         The Medical Group and the Medical Practice have complied in all material respects with all applicable material Federal, state, local or foreign laws, ordinances, regulations and orders. The Medical Group has all Federal, state, local and foreign governmental licenses and permits, and medical staff privileges necessary in the conduct of the Medical Practice, the lack of which would have a material adverse effect on the Medical Group's ability to operate the Medical Practice after the date hereof on substantially the same basis as presently operated, such licenses and permits are in full force and effect, the Medical Group has not received any notice indicating that any violations are or have been recorded in respect of any thereof, and no proceeding is pending or, to the best knowledge of the Medical Group, threatened to revoke or limit any thereof. To the best knowledge of the Medical Group, none of such licenses, permits and privileges will be affected in any material respect by the transactions contemplated hereby. Neither the Medical Group nor any of the Medical Personnel employed by the Medical Group is now or in the last four years has been the subject of or involved in any investigation by any Federal, state or local regulatory agency related to its or his Medicare, Medicaid or other third party payor billing practices.

5.10     Labor Relations; Employees.
         --------------------------

                  (a) Schedule 5.10 contains a true and complete list of the persons employed by the Medical Group as of the date hereof (the "Employees"). Except as set forth on Schedule 5.10, (a) the Medical Group and the Medical Practice are not delinquent in payments to any of the Employees for any wages, salaries, commissions, bonuses or other compensation for any services performed by them to the date hereof or amounts required to be reimbursed to the Employees; (b) upon termination of the employment of any of the Employees, neither the Medical Group, the Medical Practice nor the Management Company will by reason of anything done prior to the date hereof, or by reason of the consummation of the transactions contemplated hereby, be liable for any excise taxes pursuant to Section

4980B of the Code or to any of the Employees for severance pay or any other payments; (c) there is no unfair labor practice complaint against the Medical Group or in connection with the Medical Practice pending before the National Labor Relations Board or any comparable state, local or foreign agency; (d) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of the Medical Group, threatened against or involving the Medical Group or Medical Practice; (e) there is no collective bargaining agreement covering any of the Employees; (f) there is not pending any Equal Employment Opportunity or other employment-related claim against the Medical Group; and (g) to the best knowledge of the Medical Group, no Employee or consultant is in violation of any (i) employment agreement, arrangement or policy between such person and any previous employer (private or governmental) or (ii) agreement restricting or prohibiting the use of any information or materials used or being used by such person in connection with such person's employment by or association with the Medical Group or the Medical Practice.

                  (b) Any Employee Pension Benefit Plan (as defined in section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) meets the qualification requirements of Section 401 of the Internal Revenue Code of 1986, as amended.

5.11     Insurance.
         ---------

         Schedule 5.11 contains a list of all policies of professional liability (medical malpractice), general liability, theft, fidelity, fire, product liability, errors and omissions, health and other property and casualty forms of insurance held by the Medical Group covering the assets, properties or operations of the Medical Group and the Medical Practice (specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims thereunder). All such policies of insurance are valid and enforceable policies and are outstanding and duly in force and all premiums with respect thereto are currently paid. Neither the Medical Group nor its predecessor in interest has, during the last five fiscal years, been denied or had revoked or rescinded any policy of insurance relating to the assets, properties or operations of the Medical Group or the Medical Practice.

5.12     Burdensome Restrictions.
         -----------------------

         Except as set forth on Schedule 5.12, neither the Medical Group nor the Medical Practice is bound by any oral or written agreement or contract, restrictive covenants, or covenants not to compete that prohibit or restrict the Medical Group or any of its Medical Personnel from conducting the Medical Practice (or any material part thereof) or from pursuing any New Ancillary Service.

5.13     Managed Care Contracts.
         ----------------------

         Schedule 5.13 contains a list of all managed care contracts and all provider agreements under which the Medical Group has agreed to provide Medical Group Services to patients. Except as disclosed on Schedule 5.13, the Medical Group is not subject to any most favored nations pricing or similar provisions. Other than the Management Company, the Medical Group has not authorized any person to enter into contracts on its behalf.

5.14     Disclosure.
         ----------

         Neither this Agreement (including the Exhibits and Schedules attached thereto) nor any other document, certificate or written statement furnished to the Management Company by or on behalf of the Medical Group in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Except as set forth on Schedule 5.14, there have been no events or transactions, or information which has come to the attention of the Medical Group, which, as they relate directly to the Medical Group or the Medical Practice, could reasonably be expected to have a material adverse effect on the business, operations, affairs, prospects or condition of the Medical Group and the Medical Practice.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES
                            OF THE MANAGEMENT COMPANY

                  The Management Company represents and warrants to the Medical Group, as of the Effective Date, as follows:

6.1      Organization, Good Standing and Power.
         -------------------------------------

         The Management Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted, to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

6.2      Authority.
         ---------

         The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Management Company. This Agreement has been duly and validly executed and delivered by the Management Company, and this Agreement is the valid and binding obligation of the Management Company, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. Neither the execution, delivery or performance of this Agreement, nor the consummation by the Management Company of the transactions contemplated hereby, nor compliance by the Management Company with any provision hereof or thereof, will
(a) conflict with or result in a breach of any provisions of the Certificate of Incorporation or the Bylaws of the Management Company, (b) cause a default (with due notice, lapse of time or both), or give rise to any right of termination, cancellation or acceleration, under any of the terms, conditions or provisions of any material note, bond, lease, mortgage, indenture, license or other instrument, obligation or agreement to which the Management Company is a party or by which it or any of its properties or assets is or may be bound (with respect to which defaults or other rights all requisite waivers or consents will have been obtained at or prior to the date hereof) or (c) violate any law, statute, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or governmental body applicable to the Management Company or any of its properties or assets. Except as set forth on
Schedule 6.2, to the best of the Management Company's knowledge, no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery or performance by the Management Company of this Agreement or the consummation by the Management Company of the transactions contemplated hereby.

6.3      Public Filings.
         --------------

         The Management Company has made available to the Medical Group each registration statement, report, proxy statement or information statement prepared by the Management Company since December 31, 1997, including its prospectus dated February 4, 1998, and the Management Company's Annual Report on Form 10-K for the year ended December 31, 1997, in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively these reports, including any such reports filed subsequent to the date hereof, the "Company Reports"). As of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Management Company and its subsidiaries as of its date and each of the consolidated statements of income and of cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of the Management Company and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

                                   ARTICLE VII
                        OBLIGATIONS OF THE MEDICAL GROUP

                  The Medical Group will perform the following obligations during the Term:

7.1      Medical Personnel.
         -----------------

         The Medical Group will notify the Management Company, upon execution of this Agreement, of the identities of all Medical Personnel. The Medical Group will enter into employment agreements or contracts with all Medical Personnel. All of the Medical Group's employment contracts will include a provision that binds such Medical Personnel to the applicable provisions of this Agreement. The Management Company reserves the right to review and approve all new employment contracts before such contracts are used by the Medical Group. The Medical Group will promptly provide the Management Company with all executed employment agreements and any amendments thereto. All Medical Personnel will possess all necessary and appropriate licenses to provide Medical Group Services and will meet and maintain the credentialing standards established from time to time by the Management Company or any third party payor with which the Medical Group has an agreement to provide Medical Group Services (including without limitation meeting all applicable continuing medical education requirements). All Medical Group Physicians must hold staff privileges at one or more hospitals [designated by the Management Company as participating hospitals]. The Medical Group will, and will cause all of its Medical Group Physicians to, be participating providers and accept assignment under Medicare.

7.2      Compliance with Laws.
         --------------------

         The Medical Group and the Medical Personnel will provide professional services to patients in compliance at all times with those ethical standards, laws and regulations to which they are subject, including, without limitation, Medicaid and Medicare regulations. The Medical Group will monitor the quality of medical care practiced by Medical Groups and other health care personnel associated with the Medical Group. If any medical malpractice actions are filed or any disciplinary or other actions are initiated against the Medical Group or any Medical Personnel by any payor, patient, state or Federal regulatory agency or any other person or entity, the Medical Group will immediately inform the Management Company of such action and its underlying facts and circumstances.

7.3      Billing and Encounter Information.
         ---------------------------------

         The Medical Group and Medical Personnel will provide timely, complete, accurate and correct patient encounter and any other information requested by the Management Company for the purpose of submitting bills, resolving disputes and any other business purpose deemed appropriate by the Operations Committee. The Medical Group's Medical Personnel will be responsible for providing accurate billing information with the appropriate current CPT4 coding with respect to the fee tickets prepared by such Medical Personnel. Such information may include, but not be limited to the name of the patient, the date of service, the nature and extent of services provided and any supporting medical information, necessary to obtain payment or reimbursement for services.

7.4      Use of Facility.
         ---------------

         The term "Facility" means (i) any medical office or laboratory controlled, managed or operated by the Management Company or (ii) any hospital at which any Medical Personnel practices medicine or maintains admitting privileges. The Medical Group will use and occupy any Facility (as defined in clause (i) above) exclusively for the practice of medicine, and in accordance with all applicable Federal, state and local rules, ordinances and standards of medical care. The medical practice(s) conducted at any Facility (as defined in clause (i) above) will be conducted solely by Medical Personnel associated with the Medical Group, and no other medical group or medical practitioner will be permitted to use or occupy any such Facility without the Management Company's prior written consent, which will not be unreasonably withheld or delayed.

7.5      Physician's Choice of Products, Physicians and Facilities.
         ---------------------------------------------------------

         The Medical Group will have the exclusive control over the choice of vendors and products utilized with respect to all prosthetics, prosthetic devices, orthotics, braces, splints, appliances, medical supplies and allografts. The Medical Group will have exclusive control over the choice of specific medical groups and facilities to be utilized by the Medical Group with respect to radiology, anesthesiology, hospitals, physical therapy, MRI, and other medical professionals and facilities.

7.6      Insurability.
         ------------

         The Medical Group will cooperate with the Management Company in (i) ensuring that its Medical Personnel are insurable under commercially available malpractice insurance policies or (ii) instituting proceedings to terminate within two business days any Medical Personnel who is not insurable or who loses his or her malpractice insurance eligibility. The Medical Group will notify the Management Company in writing of any change in the insurance status of any Medical Personnel within two days after the Medical Group receives notice of any such change. The Medical Group will require all Medical Personnel to participate in an on-going risk management program.

7.7      Purchasing.
         ----------

         The Medical Group will use its best efforts to take advantage of procurement savings for supplies and other materials needed for the provision of Medical Group Services available through the Management Company's preferred purchaser arrangements with various vendors. The Management Company will make available lists of such vendors, available products, and pricing. The procedure for calculating the Professional Practice Cost Savings is set forth on Exhibit B.

7.8      Medical Personnel Hiring.
         ------------------------

         The Medical Group will have the ultimate control over and responsibility for the hiring, compensation, supervision, evaluation and termination of its Medical Personnel; provided, however, that at the request of the Medical Group, the Management Company will consult with the Medical Group regarding such matters.

7.9      Change of Control.
         -----------------

         During the Term of this Agreement, the Medical Group will not enter into any transaction (or series of transactions undertaken pursuant to a common plan) involving the admission of new partners or stockholders, the transfer of ownership interests, or the reorganization or restructuring of the Medical Group, if any such transaction(s) would transfer a more than 25% of the ownership interest in the Medical Group, without the Management Company's prior written consent, which will not be unreasonably withheld.

7.10     Non-Competition.
         ---------------

         In consideration of the Management Company's obligations and the consideration to be received hereunder, and in consideration of and as an inducement to the Management Company to consummate the transactions contemplated by this Agreement, the Medical Group hereby (a) agrees to the non-competition covenants attached hereto as Schedule 7.10 and (b) agrees to require each of the Medical Group Physicians to covenant not to compete with the Management Company, which covenant will be substantially similar to those covenants of the Medical Group set forth on Schedule 7.10.

                                  ARTICLE VIII
                                 INDEMNIFICATION

8.1      Indemnification by Medical Group.
         --------------------------------

         The Medical Group will indemnify, hold harmless and defend the Management Company, its officers, directors, shareholders, employees, agents and independent contractors from and against any and all liabilities, losses, damages, claims, causes of action and expenses (including reasonable attorneys' fees and expenses), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of (i) the performance of Medical Group Services, including without limitation the performance of such services prior to the Effective Date, (ii) any other acts or omissions of the Medical Group and its Medical Personnel, including without limitation any such acts or omissions that occurred prior to the Effective Date, or (iii) any breach of any term this Agreement (including without limitation, representations and warranties made herein and covenants undertaken hereby) by the Medical Group and/or the Medical Personnel and/or their respective agents and/or subcontractors (other than the Management Company).

8.2      Indemnification by Management Company.
         -------------------------------------

         The Management Company will indemnify, hold harmless and defend the Medical Group, its partners, members, officers, directors, stockholders, employees, agents and independent contractors from and against any and all liabilities, losses, damages, claims, causes of action and expenses (including reasonable attorneys' fees and expenses), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of (i) the performance of Management Services, (ii) any other acts or omissions of the Management Company and its employees or (iii) any breach of or failure to perform any obligation under this Agreement (including without limitation, representations and warranties made herein and covenants undertaken hereby) by the Management Company and/or its agents, employees and/or subcontractors (other than the Medical Group).

                                   ARTICLE IX
                                   TERMINATION

9.1      Termination by Medical Group.
         ----------------------------

         The Medical Group may terminate this Agreement effective immediately by giving written notice of termination to the Management Company (a) in the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by the Management Company or upon other action taken or suffered, voluntarily or involuntarily, under any Federal or state law for the benefit of debtors by the Management Company, except for the filing of a petition in involuntary bankruptcy against the Management Company which is dismissed within ninety (90) days thereafter (a "Bankruptcy Event"), (b) if the Management Company defaults in any material respect in the performance of any duty or obligation imposed upon it by this Agreement and the Management Company has not taken reasonable action commencing curing of such default within thirty
(30) days after written notice thereof has been given to the Management Company by the Medical Group or the Management Company does not thereafter diligently prosecute such action to completion; or (c) if any of the representations and warranties made by the Management Company in Article VI is untrue or misleading in any material respect, provided that the Medical Group has previously given written notice to the Management Company describing in reasonable detail the nature of the item in question and the Management Company has not cured such matter within thirty (30) days of such notice.

9.2      Termination by Management Company.
         ---------------------------------

         The Management Company may terminate this Agreement effective immediately by giving written notice of termination to the Medical Group (a) in the event of a Bankruptcy Event relating to the Medical Group, (b) if Medical Group defaults in any material respect in the performance of any duty or obligation imposed upon it by this Agreement and the Medical Group has not taken reasonable action commencing curing of such default within thirty (30) days after written notice thereof has been given to the Medical Group by the Management Company or the Medical Group does not thereafter diligently prosecute such action to completion, (c) if any of the representations and warranties made by the Medical Group in Article V is untrue or misleading in any material respect, provided that the Management Company will have previously given written notice to the Medical Group describing in reasonable detail the nature of the item in question and the Medical Group will not have cured such matter within thirty (30) days of such notice, or (d) if the Medical Group is (or a material number of Medical Personnel are) excluded from the Medicaid or Medicare program for any reason.

9.3      Termination by Medical Group or Management Company.
         --------------------------------------------------

         The Medical Group and the Management Company will each have the right to terminate this Agreement effective immediately by giving written notice of termination to the other party upon reoccurrence of any of the events described in Section 12.14 of this Agreement.

9.4      Effect of Termination.
         ---------------------

                  (a) Upon the termination of this Agreement in accordance with the terms hereof, each party will pay in full and satisfy any and all outstanding obligations of the parties accruing through the effective date of termination, including those obligations set forth in this section.

                  (b) Upon the termination of this Agreement, the Management Fee described in Section 4.2 will be reconciled on or before the end of the fourth month following the termination date, rather than the date specified in Section 4.2(b), and the computation made under such Section will be made with respect to the portion of the year ending on the termination date (if the termination date is other than December 31). In making such computation, all Collections during the three-month period following termination will be included.

                  (c) (i) The Medical Group acknowledges that the Management Company has entered into this Agreement in contemplation that the Management Company will accrue benefits from this Agreement over the course of many years. The Medical Group and the Management Company also agree that if this Agreement is terminated during the first ten years of the Term, the Management Company will suffer substantial monetary damages and losses, the amount of which will be extremely difficult or impossible to determine. Accordingly, the parties agree to the liquidated damages and termination fee provisions set forth in this
Section 9.4(c) if this Agreement is terminated during the first ten years of the Term.

                    (ii) In the event of any termination of this Agreement by either the Medical Group or the Management Company at any time during the first five years of the Term, the Medical Group will pay to the Management Company, as liquidated damages and a termination fee, a sum equal to five times the minimum Management Fee described in Section 4.2(a), which sum the parties hereby agree is reasonable (the "Liquidated Damages Amount"). In the event of any termination of this Agreement by either the Medical Group or the Management Company at any time after the fifth anniversary of the Effective Date but prior to the tenth anniversary of the Effective Date, the Medical Group will pay to the Management Company, as liquidated damages and a termination fee, a sum equal to 50% of the Liquidated Damages Amount. Any sum payable pursuant to the terms of this Section 9.4(c) will be paid in full, in cash, not later than sixty days following the date upon which notice of termination is given.

                    (iii) The agreement of the parties to a liquidated damages or a termination fee in the event of termination of this Agreement during the first ten years of the Term is not intended to restrict or limit any damages to which either party otherwise may be entitled in the event of termination after the first ten years, but prior to the expiration, of the Term. Whether or not either party may be entitled to damages in any such event will be determined without reference to or consideration of this Section 9.4(c).

                                    ARTICLE X
                   NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

10.1     Non-Disclosure.
         --------------

                  (a) Neither the Management Company nor the Medical Group, nor their respective employees, stockholders, consultants or agents may, at any time after the execution and delivery hereof, directly or indirectly disclose any Confidential or Proprietary Information relating to the other party hereto to any person, firm, corporation, association or other entity, nor will either party, or their respective employees, stockholders, consultants or agents make use of any of such Confidential or Proprietary Information for its or their own purposes or for the benefit of any person, firm, corporation or other entity except the parties hereto or any subsidiary or affiliate thereof. The foregoing obligation will not apply to any information which a party hereto can establish to have (a) become publicly known without breach of this Agreement by it or them, (b) to have been given to such party by a third party who is not obligated to maintain the confidentiality of such information, or (c) is disclosed to a third party with the prior written consent of the other party hereto.

                  (b) For purposes of this Article X, the term "Confidential or Proprietary Information" means all information known to a party hereto, or to any of its employees, stockholders, officers, directors or consultants, which relates to this Agreement, patient medical and billing records, trade secrets, books and records, supplies, pricing and cost information, marketing plans, strategies and forecasts. Nothing contained herein will prevent a party hereto from furnishing Confidential or Proprietary Information pursuant to a direct order of a court of competent jurisdiction.

                                   ARTICLE XI

                                      TERM

         Subject to such start-up procedures as the parties may agree upon for purposes of facilitating the transition of responsibilities required by this Agreement, the performance of services under this Agreement will commence as of __________, 1998 and will expire on the fortieth anniversary of the Effective Date unless terminated earlier pursuant to the terms hereof (the "Base Term"). The Base Term of this Agreement will be automatically extended for successive five-year terms (each extension, together with the Base Term, the "Term") unless either party delivers written notice to the other party of its intent to not extend the Term of this Agreement. Such notice must be delivered not less than six (6) months nor more than nine (9) months prior to the expiration of the then-current Term.

                                   ARTICLE XII
                                  MISCELLANEOUS

12.1     Assignment.
         ----------

         Neither the Management Company nor the Medical Group will have the right to assign their respective rights and delegate their respective obligations hereunder without the prior written consent of the other party; provided, however, the Medical Group's consent will not be required in connection with any assignment by the Management Company arising out of or in connection with a sale of all or substantially all of the stock or assets of the Management Company or the merger, consolidation, or reorganization of the Management Company.

12.2     Notices.
         -------

         All notices, requests, consents and other communications hereunder will be in writing and will be deemed sufficient if personally delivered, telecopied (with original sent by mail), sent by nationally-recognized overnight courier, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

                           if to the Management Company, to:

                           BMJ Medical Management, Inc.
                           4800 North Federal Highway, Suite 104D
                           Boca Raton, Florida  33431
                           Attention:  Neil F. Luria, General Counsel
                           Telecopier: (561) 391-1389

                           with a copy to:

                           Jones, Day, Reavis & Pogue
                           North Point
                           901 Lakeside Avenue
                           Cleveland, Ohio  44114-1190
                           Attention:  Charles W. Hardin, Jr., Esq.
                           Telecopier:  (216) 579-0212
                           if to the Medical Group, to:

                           _________________________

                           _________________________

                           _________________________

                           Telecopier:  (   )  - ;

                           with a copy to:

                           _________________________

                           _________________________

                           _________________________

                           Attention: ______________

                           Telecopier:______________

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication will be deemed to have been received (a) in the case of personal delivery and telecopier, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, and (c) in the case of mailing, on the third business day following the day on which the piece of mail containing such communication is posted.

12.3     Benefits of Agreement.
         ---------------------

         This Agreement will bind and inure to the benefit of any successors to or permitted assigns of the Management Company and the Medical Group.

12.4     Severability.
         ------------

         The parties intend and desire that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement is adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, will be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it will, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

12.5     Governing Law.
         -------------

         This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the laws and principles thereof, or of any other jurisdiction, which would direct the application of the laws of another jurisdiction.

12.6     Headings.
         --------

         Section headings are used for convenience only and will in no way affect the construction of this Agreement.

12.7     Entire Agreement; Amendments.
         ----------------------------

         This Agreement and the exhibits and schedules hereto contain the entire understanding of the parties with respect to its subject matter, and neither this Agreement nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by all of the parties against whom enforcement is sought.

12.8     Attorneys' Fees.
         ---------------

         If a dispute or controversy arises out of or relating to this Agreement, the prevailing party will be entitled to recover from the other party all reasonable costs and expenses, including attorneys' fees and accountants' fees, incurred in connection with such dispute or controversy to the extent permitted by law.

12.9     Counterparts.
         ------------

         This Agreement may be executed in counterparts, and each such counterpart will be deemed to be an original instrument, but all such counterparts together will constitute but one agreement.

12.10    Waivers.
         -------

         Any party to this Agreement may, by written notice to the other party, waive any provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

12.11    Survival of Termination.
         -----------------------

         Notwithstanding anything contained herein to the contrary, Sections 3.14, 7.10, 8.1, 8.2, 12.2, 12.3, 12.4, 12.5, 12.7, 12.8, 12.11, and Articles IX
and X will survive any expiration or termination of this Agreement.

12.12    Force Majeure.
         -------------

         The Management Company will not be liable to the Medical Group for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies, changes in applicable law or regulations or other events over which the Management Company has no control for so long as such events continue and for a reasonable time thereafter.

12.13    Legend on Securities.
         --------------------

         During the Term of this Agreement, any certificate or similar evidence representing an equity interest in the Medical Group issued by the Medical Group will bear the following legend:

 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER CONTAINED IN THE MANAGEMENT SERVICES AGREEMENT EFFECTIVE AS OF ___________________, 1998, BETWEEN ________________ AND BMJ MEDICAL MANAGEMENT,
INC., A DELAWARE CORPORATION."

12.14  Change in Law.
       -------------

        If any state or Federal laws or regulations, now existing or enacted or promulgated after the date hereof, are interpreted by judicial decision, a regulatory agency or legal counsel of both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, the Medical Group and the Management Company will amend this Agreement as necessary to avoid such violation. To the maximum extent possible, any such amendment will preserve the underlying economic and financial arrangements between the Medical Group and the Management Company. If an amendment is not possible, either party will have the right to terminate this Agreement. Any dispute between the parties hereto arising under this Section
12.14 with respect to whether this Agreement violates any state or Federal laws or regulations or whether an amendment is possible will be jointly submitted by the parties and finally settled by binding arbitration in Delaware, pursuant to the arbitration rules of the National Health Lawyers Association Alternative Dispute Resolution Service. Arbitration will take place before one arbitrator appointed in accordance with such rules. The governing law of the arbitration will be the law set forth in Section 12.5. Any decision rendered by the arbitrator will clearly set forth the factual and legal basis for such decision. The decision rendered by the arbitrator will be non-appealable and enforceable in any court having jurisdiction thereof. The administrative costs of the arbitration and the arbitrator fees will be equally borne by the parties. Each party will pay its own legal costs and fees in connection with such arbitration.


                                         BMJ MEDICAL MANAGEMENT, INC.




                                         By:____________________________
                                              Name:
                                              Title:



                                         [MEDICAL GROUP]




                                         By:____________________________
                                              Name:
                                              Title:



                                         Acknowledged and Accepted by the
                                         Medical Group Physicians

                                         -------------------------------
                                         Name:


                                         -------------------------------
                                         Name:

                                         -------------------------------
                                         Name:


                                         -------------------------------
                                         Name:


                                         -------------------------------
                                         Name:


                                         -------------------------------
                                         Name: